Filed Pursuant to Rule 424(b)(5)
Registration No. 333-255008

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 21, 2022

PRELIMINARY PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED APRIL 12, 2021

Shares of Common Stock

Applied Genetic Technologies Corporation

We are offering                      shares of our common stock, par value $0.001 per share, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol “AGTC.” On March 18, 2022, the last reported sale price of our common stock was $1.88 per share.

The underwriter has agreed to purchase our common stock at a price of $         per share, which will result in approximately $         of proceeds to us before expenses, and assuming no exercise by the underwriter of the option described below. The underwriter may offer such shares of common stock from time to time for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. See “Underwriting.”

We have agreed to reimburse the underwriter for certain offering related expenses. See “Underwriting” for details and information regarding the compensation to be paid to the underwriter.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

The underwriter may also exercise its option to purchase up to an additional                      shares of our common stock from us at the price set forth above, for 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock to purchasers on or about             , 2022.

Sole Bookrunning Manager

Cantor

The date of this prospectus supplement is             , 2022.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriter have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus filed with the SEC. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

The information contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein or therein, is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

Neither we nor the underwriter have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “our company” or “the Company” in this prospectus supplement refer collectively to Applied Genetic Technologies Corporation, a Delaware corporation.

S-ii

Trademarks

We use “AGTC” and the double helix logo as trademarks in the United States and other countries. As of the date hereof, these trademarks have been registered in the United States, the European Union and Japan.

This prospectus supplement contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any such companies.

Market and Industry Data

This prospectus supplement and the documents incorporated by reference herein contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus supplement, including statements regarding expectations about our future results of operations, business strategies and operations, financing plans, potential growth opportunities, potential market opportunities, clinical trial results and the effects of competition, as well as assumptions relating to the foregoing, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. In addition, any statements that refer to our plans to develop and commercialize our clinical stage product candidates; our ongoing and planned preclinical studies and clinical trials; the timing of the completion of our clinical trials and the availability of results from such trials; our ability to establish and maintain collaborations for our product candidates; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; the rate and degree of market acceptance and clinical utility of our products; our intellectual property position; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; and the use of proceeds from this offering are forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date that such statements are made and are subject to risks and uncertainties. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.

See the “Risk Factors” section of this prospectus supplement, in our Annual Report on Form 10-K for the year ended June 30, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2021 for more information. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this prospectus supplement, the documents that we reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all information incorporated by reference herein and therein, carefully, especially the risks of investing in our securities discussed under the section titled “Risk Factors” in this prospectus supplement and under similar headings in our Annual Report on Form 10-K for the year ended June 30, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2021, which are incorporated by reference in this prospectus supplement, along with our financial statements and notes to those financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

The Company

We are a clinical-stage biotechnology company that uses our proprietary gene therapy platform technology to develop transformational genetic therapies for people suffering from rare and debilitating diseases. Our initial focus is in the field of ophthalmology, where we have wholly owned clinical-stage programs in X-linked retinitis pigmentosa (“XLRP”) and achromatopsia (“ACHM”) and an optogenetics program through our collaboration with Bionic Sight, LLC (“Bionic Sight”). Our preclinical pipeline includes a program in dry age-related macular degeneration (“dAMD”), two programs targeting central nervous system (“CNS”) disorders, including frontotemporal dementia (“FTD”) and amyotrophic lateral sclerosis (“ALS”), and a program in otology through our collaboration with Otonomy, Inc. (“Otonomy”). With a number of important clinical milestones on the horizon, we believe that we are well positioned to advance multiple programs toward pivotal studies. In addition to our product pipeline, we have also developed broad technological and manufacturing capabilities utilizing both our internal scientific resources and through collaborations with others.

Recent Developments

AGTC-501 for the Treatment of XLRP

AGTC-501, our lead gene therapy development program for the treatment of XLRP, is designed to use an engineered adeno-associated virus (“AAV”) vector to insert a stabilized and functional copy of the Retinitis Pigmentosa GTSase Regulator (“RPGR”) gene into a patient’s photoreceptor cells. AGTC-501 is comprised of a stabilized RPGR gene and a promoter that was specifically selected to drive efficient gene expression in primate rods and cones, maintain photoreceptor function and delay disease progression in preclinical models of disease. In addition, published non-human primate studies showed that AGTC’s proprietary AAV capsid had as much as twice the transfection efficiency in photoreceptors when compared to capsids used in competing programs.

We are currently conducting multiple clinical trials of AGTC-501 that are intended to support the potential submission of a Biologics License Application (“BLA”). We are currently conducting a Phase 1/2 trial of AGTC, which includes an expansion portion that we refer to as the Skyline trial. The Skyline trial is a 14 patient multi-site, Phase 2 expansion of our ongoing Phase 1/2 trial of AGTC-501. In the Skyline expansion portion of the trial, patients are randomized to either a high or low dose of AGTC-501 with the primary objective of identifying the proportion of treated eyes with improvement from baseline in visual sensitivity and visual acuity as well as a patient’s ability to navigate a mobility maze more successfully under varying light and challenge conditions. The Skyline trial has the same overall design as the Phase 2/3 Vista clinical trial and is the first trial we are conducting that is designed to evaluate the correlation between visual sensitivity and visual acuity with a mobility maze, which is a key secondary/functional endpoint in the Vista trial. We completed enrollment in the Skyline trial in the first quarter of calendar year 2022 and plan to report 3-month interim results for the Skyline trial in the second quarter of calendar year 2022. If the outcomes of the interim analysis in the second quarter of calendar year 2022 are consistent with the results from our Phase 1/2 trial, we believe that the totality of data, including results from our Vista trial, will support a BLA filing.

The Vista trial is a multi-site, Phase 2/3 clinical trial expected to include approximately 60 patients randomized across three arms: a low-dose group (the 1.2E+11 vg/mL Group 2 dose from the ongoing Phase 1/2 and Skyline trials), a high-dose group (the 1.1E+12 vg/mL Group 5 dose from the ongoing Phase 1/2 and Skyline trials) and an untreated control group. The primary endpoint will be improvement in visual sensitivity, defined as having at least a 7 decibel increase in visual sensitivity in at least 5 pre-specified loci at Month 12. Together with a third-party vendor, we have developed a machine learning algorithm based on the available microperimetry data from our Phase 1/2 dose escalation trial that, on a patient-by-patient basis, predicts the loci most likely to improve through evaluation of baseline visual sensitivity. Secondary endpoints in the Vista trial include mean change in visual sensitivity, improvements in visual acuity and performance on the mobility maze as well as structural improvements in retinal health as measured by changes in the ellipsoid zone (the “EZ”), a defined region within the photoreceptor layer of the retina that degenerates over time and is eventually lost in patients with XLRP. We plan to complete a masked interim analysis, with the interim data expected to be released in the first half of calendar year 2023. We believe the interim analysis, together with data from the Phase 1/2 trial, including the Skyline expansion portion, may provide us with the opportunity to discuss with the United States Food and Drug Administration (the “FDA”) potential amendments to the Vista trial, if necessary, that may support an earlier BLA submission than we would otherwise anticipate, or optimize the design of the trial.

To date, we have released a significant amount of preclinical and clinical data that we believe support the potential of AGTC-501. Most recently, in September 2021, Dr. Paul Yang, Assistant Professor of Ophthalmology at the Casey Eye Institute, Oregon Health & Science University and one of our study investigators, presented data from the ongoing Phase 1/2 trial at the Fourteenth International Symposium on Retinal Degeneration showing that certain baseline characteristics of the EZ were highly associated with improved outcomes after treatment with AGTC-501. Specifically, the data showed a statistically significant association between improvements in visual sensitivity as measured by Macular Integrity Assessment (“MAIA”) and improvements in retinal health as measured by improvement in the EZ in dose Groups 4 to 6. We incorporated these findings into the inclusion/exclusion criteria for the Skyline and Vista clinical trials.

Given the activity data and safety data generated to date, we believe that AGTC-501 is a potential best in class product candidate that may provide significant benefits to patients with XLRP, if approved. We expect to achieve the following milestones, subject to any continuing impact of the COVID-19 pandemic:

•	provide 3-month interim data from the Skyline expansion portion of the Phase 1/2 trial in the second quarter of calendar year 2022;

•	provide 24-month data from patients in the ongoing Phase 1/2 clinical trial in the third quarter of calendar year 2022;

•	provide 12-month data from the Skyline expansion portion of the Phase 1/2 clinical trial in the first quarter of calendar year 2023; and

•	provide interim Vista trial data in the first half of calendar year 2023.

AGTC-401 and AGTC-402 for the Treatment of ACHM

We have two gene therapy product candidates in development for the treatment of ACHM. The product candidates are designed to use the same engineered AAV vector to insert a stabilized and functional copy of the

Cyclic Nucleotide Gated Channel Subunit Beta 3 (CNGB3) gene in the case of AGTC-401 and a stabilized and functional copy of the Cyclic Nucleotide Gated Channel Subunit Alpha 3 (CNGA3) gene in the case of AGTC-402. The product candidates are designed to use the same proprietary cone-specific promoter that was designed to maximize gene expression into a patient’s photoreceptor cells. We chose the promoter based on data from preclinical studies that showed the promoter drove efficient gene expression in all three types of primate cone photoreceptors and restored cone photoreceptor function in dog, mouse and sheep models of ACHM.

We are currently conducting a Phase 1/2 clinical trial of AGTC-401 in ACHM patients with mutations of the CNGB3 gene (ACHMB3) and a separate Phase 1/2 clinical trial of AGTC-402 in ACHM patients with mutations of the CNGA3 gene (ACHMA3). Each Phase 1/2 clinical trial is being conducted at multiple clinical sites that specialize in inherited retinal diseases. The primary objective of these trials is to identify a well-tolerated dose that provides clinical benefit to patients. To date, we have enrolled a total of 31 adult and pediatric patients into the ACHMB3 trial of AGTC-401 and 24 adult and pediatric patients in the ACHMA3 trial of AGTC-402, and do not currently plan to enroll any additional patients in either trial. We have data from a portion of the patients in these trials up to 24 months after treatment, including our most recent release in February 2022 of 3-month data for the two highest dose groups of ACHMB3 and ACHMA3 pediatric patients that also included updated adult safety data. These data are consistent with the data previously released in adult and pediatric ACHMB3 and ACHMA3 patients.

In the Phase 1/2 dose escalation study of AGTC-401 in ACHMB3 patients, a total of 21 adults were treated over an approximately 80-fold dose range in five groups and a total of 10 pediatric patients were treated at the three highest dose groups. Secondary outcome measures evaluating efficacy were assessed by standard visual function tests, such as perimetry. We defined two pediatric patients (17 and 7 years old) in the 1.1E+12 vg/mL dose group as responders based on improvements in visual sensitivity as measured by the Octopus static perimeter. Therefore, of the three adults and four children (total n=7) in the 1.1E+12 vg/mL dose group, four (>50%) were responders based on improvements in visual sensitivity. These patients also reported improvements in quality of life at three months, as measured by a patient reported outcome survey developed specifically for patients with ACHM.

The two other pediatric patients in the 1.1E+12 vg/mL dose group and three pediatric patients ages 7 years and younger in the 3.2E+12 vg/mL dose group (total n=5) could not sufficiently concentrate and consistently complete the visual sensitivity testing. Similar to other trials where endpoints are adapted for young children, we plan to work closely with clinicians and regulators to develop potential adaptations for younger patients for visual sensitivity testing. Despite their inability to complete the tests, we received anecdotal feedback from certain patients that indicate improvements in visual sensitivity. Based on the totality of data generated to date, we believe that the 1.1E+12 vg/mL dose has been well tolerated and has potential in both adult and pediatric patients.

Subject to receiving feedback from the FDA at an End-of-Phase 2 meeting planned for the first half of calendar year 2022, we intend to advance the clinical development of AGTC-401. Our plan is based on the favorable data that we have observed for patients receiving the 1.1E+12 vg/mL dose, which has been generally well tolerated as long as 24 months after dosing, as well as observed improvements in visual sensitivity and other measures of visual function at 24 months.

We also reported updated interim 3-month pediatric data and adult and pediatric safety data for the 24 patients enrolled in the Phase 1/2 study of AGTC-402 targeting CNGA3 mutations in patients with ACHMA3. Data from the five pediatric patients in the two highest dose groups were consistent with previously reported results, indicating no evidence of clinical improvements, and do not support further clinical development. Most patients with CNGA3 mutations express a mutant protein that is not typically found in patients with CNGB3 mutations, which we believe may have impacted the results seen in patients that received AGTC-402. We will continue to follow the ACHMA3 patients for long-term safety observations.

As previously reported, in both the ACHMB3 and ACHMA3 trials, treatment with the highest dose (3.2 E+12vg/ml) of AGTC-401 and AGTC-402, respectively, led to three cases of severe ocular inflammation in pediatric patients, which were reported as Suspected Unexpected Serious Adverse Reactions, or SUSARs. No new additional SUSARs in any adult or pediatric patients have been reported and the inflammation in all previously reported SUSARs improved with an adjusted steroid regimen. Two SUSARs (one in ACHMA3 and one in ACHMB3) have since fully resolved and one (ACHMA3) continues to improve, with all three patients’ best corrected visual acuity returning to baseline after initial declines in visual acuity were observed following the SUSARs. Importantly, we have not yet observed comparable inflammation in any of our XLRP clinical trials.

Build-To-Suit Manufacturing and Quality Control Facility in Alachua, Florida

In May 2021, we signed a 20-year lease for a build-to-suit 21,250 square foot potential current Good Manufacturing Practices (“cGMP”) manufacturing and quality control facility adjacent to our existing Florida facility to prepare for late-stage development and potential commercialization of our XLRP and ACHM programs. Leasing this facility is part of our strategy to support our BLA submission and, if approved, commercial launch of our XLRP candidate. The facility is also intended to provide supply chain redundancy, reduce manufacturing risk and enhancing quality controls. We anticipate that the build-out of the new manufacturing and quality control facility will be completed during the second half of calendar year 2022.

Strategic Collaborations and Preclinical Pipeline

Bionic Sight

During February 2017, we entered into a strategic research and development collaboration agreement with Bionic Sight to develop product candidates for patients with visual deficits and blindness due to retinal disease. Through the AGTC-Bionic Sight collaboration, the companies seek to develop a new optogenetic therapy that leverages AGTC’s deep experience in gene therapy and ophthalmology and Bionic Sight’s innovative neuro-prosthetic device and algorithm for retinal coding. The collaboration agreement grants to us, subject to achievement by Bionic Sight of certain development milestones, an option to exclusively negotiate for a limited period of time to acquire: (i) a majority equity interest in Bionic Sight; (ii) the Bionic Sight assets to which the collaboration agreement relates; or (iii) an exclusive license with respect to the product to which the collaboration agreement relates.

In March 2021, Bionic Sight, which has responsibility for conducting the clinical trial, reported promising results in its first two cohorts of patients in the Phase 1/2 retinitis pigmentosa optogenetics study. Bionic Sight reported that these patients, all of whom have complete or near-complete blindness, can now see light and motion, and, in two cases, can detect the direction of motion. Bionic Sight announced that the product candidate was well-tolerated. Bionic Sight has announced that it is continuing to enroll patients at higher doses.

Otonomy

During October 2019, we entered into a strategic collaboration agreement with Otonomy to co-develop and co-commercialize an AAV-based gene therapy candidate designed to restore hearing in patients with sensorineural hearing loss caused by a mutation in the gap junction protein beta 2 gene (“GJB2”)—the most common cause of congenital hearing loss. Mutations in GJB2 account for approximately 30% of all genetic hearing loss cases. Patients with this mutation can have severe-to-profound deafness in both ears that is identified in screening tests routinely performed in newborns. Under the collaboration agreement, the parties began equally sharing the program costs and any proceeds from potential licensing transactions in January 2020 and can include additional genetic hearing loss targets in the future. Effective January 1, 2022, we amended the Otonomy collaboration agreement to increase Otonomy’s responsibility for the overall development and commercialization of the program, which resulted in (i) a reduction in our share of future product development costs and (ii) our potential receipt of future payments, and royalties on any product sales in lieu of equal sharing of any potential profits or proceeds related to the program.

We and Otonomy announced promising preclinical data at the American Society of Gene and Cell Therapy meeting in May 2021, which showed that the product candidate was associated with rescue of hearing loss and cochlear morphology in two independent mouse models. Collectively, we are conducting investigational new drug (“IND”)-enabling activities based on pre-IND meeting feedback from the FDA, with an IND submission anticipated in the first half of calendar year 2023.

Preclinical Pipeline

We also have three wholly-owned product candidates in preclinical testing, including AGTC-701 for the treatment of dAMD, AGTC-601 for the treatment of FTD and AGTC-801 for the treatment of ALS.

Risks Associated with Our Business

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” in this prospectus supplement and under similar headings in our Annual Report on Form 10-K for the year ended June 30, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2021, which are incorporated by reference in this prospectus supplement. These risks include, but are not limited to, the following:

•	We have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.

•

All of our product candidates are in preclinical or clinical development. Clinical drug development is expensive, time consuming and uncertain, and we may ultimately not be able to obtain regulatory approvals for the commercialization of some or all of our product candidates.

•

Our gene therapy product candidates are based on a novel technology, which makes it difficult to predict the time and cost of product candidate development and subsequently obtaining regulatory approval.

•	We may encounter substantial delays in our clinical trials or we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

•	We may be unable to obtain orphan-drug designation or exclusivity for some of our product candidates.

•	We have identified conditions and events that raise substantial doubt about our ability to continue as a going concern.

•

Even if we complete the necessary clinical trials, we cannot predict when or if we will obtain regulatory approval to commercialize a product candidate or the approval may be for a narrower indication than we expect.

•

The COVID-19 pandemic could materially and adversely affect our ability to conduct clinical trials and engage with our third-party vendors and thereby have a material adverse effect on our financial results.

•	We expect to rely on third parties to conduct aspects of our product manufacturing and protocol development, and these third parties may not perform satisfactorily.

•

We and our contract manufacturers are subject to significant regulatory oversight with respect to manufacturing our product candidates. The manufacturing facilities on which we rely may not continue to meet regulatory requirements and may have limited capacity.

•	Collaborations with third parties may be important to our business. If these collaborations are not successful, our business could be adversely affected.

•

We face intense competition and rapid technological change and the possibility that our competitors may develop therapies that are more advanced or effective than ours, which may adversely affect our financial condition and our ability to successfully commercialize our product candidates.

•	The insurance coverage and reimbursement status of newly-approved products are uncertain.

•

Negative public opinion and increased regulatory scrutiny of gene therapy and genetic research may damage public perception of our product candidates or adversely affect our ability to conduct our business or obtain regulatory approvals for our product candidates.

•	The commercial success of any of our product candidates will depend upon its degree of market acceptance by physicians, patients, third-party payors and others in the medical community.

•	Our future success depends on our ability to retain key employees, consultants and advisors and to attract, retain and motivate qualified personnel.

•

We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

•

If we are unable to obtain and maintain patent protection for our technology and products or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products may be impaired.

•

Third parties may initiate legal proceedings alleging claims of intellectual property infringement, including claims related to our XLRP product candidate, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

•

If we fail to comply with our obligations in the agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.

•	The market price for our common stock has been, and is likely to continue to be, volatile, which could contribute to the loss of your investment.

Corporate Information

We were incorporated in Florida in January 1999 and reincorporated in Delaware in October 2003. Our common stock is listed on the Nasdaq Global Market under the symbol “AGTC.” Our principal executive offices are located at 14193 NW 119th Terrace, Suite 10, Alachua, Florida 32615, and our telephone number is (386) 462-2204. Our corporate website address is www.agtc.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Issuer	Applied Genetic Technologies Corporation

Shares of our common stock to be offered hereby	shares of our common stock.

Underwriter’s option to purchase additional shares from us	We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional shares of our common stock from us.

Common stock to be outstanding immediately following this offering	shares of common stock (or shares if the underwriter exercises its option to purchase additional shares in full).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $ million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We plan to use the net proceeds from this offering, together with other available funds, to fund our ongoing Skyline and Vista clinical trials in our XLRP program, our ongoing Phase 1/2 clinical trials for our ACHM program, our preclinical development programs, and for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	An investment in our securities involves a high degree of risk. See the section titled “Risk Factors” in this prospectus supplement and under similar headings in the documents that are incorporated by reference herein.

Listing	Our common stock is listed on the Nasdaq Global Market under the symbol “AGTC.”

The number of shares of our common stock to be outstanding immediately after this offering is based on 42,921,319 shares of our common stock outstanding as of December 31, 2021, and excludes:

•	8,370,786 shares of our common stock issuable upon the exercise of outstanding warrants as of December 31, 2021, at an exercise price of $6.00 per share;

•

5,852,950 shares of our common stock issuable upon the exercise of stock options outstanding under our equity incentive plans as of December 31, 2021, at a weighted average exercise price of $5.63 per share;

•	468,500 shares issuable upon vesting and settlement of restricted stock units outstanding under one of our equity incentive plans as of December 31, 2021; and

•	1,543,576 shares of our common stock reserved for future issuance under our equity incentive plans as of December 31, 2021.

In addition, the number of shares outstanding immediately after this offering excludes additional shares of common stock that we may sell pursuant to our Controlled Equity OfferingSM Sales Agreement, or the Sales Agreement, that we entered into with Cantor Fitzgerald & Co. on April 2, 2021. Under the Sales Agreement, we

may issue and sell shares of our common stock having an aggregate offering price of up to $50 million from time to time after the expiration of the 45-day lock-up period applicable to us and described in “Underwriting” in such amounts as we may determine, subject to certain limitations contained therein and under applicable securities laws. As of the date of this prospectus supplement, we had issued and sold an aggregate of 230,478 shares of common stock pursuant to the Sales Agreement, for which we had received gross proceeds of approximately $0.5 million, before deducting commissions, fees and expenses.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below and those discussed under the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended June 30, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2021, which are incorporated by reference herein, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

If you purchase securities in this offering, you will experience immediate and substantial dilution.

Since the assumed public offering price per share of our common stock is higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution of approximately $         per share, based upon the assumed public offering price of $         per share and our net tangible book value as of December 31, 2021, after giving effect to this offering. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of stock options outstanding. To the extent that outstanding stock options, restricted stock units, or warrants have been or may be exercised or settled, investors purchasing our common stock in this offering may experience further dilution.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including conducting clinical trials, commercialization efforts, expanded research and development activities, potential acquisitions, in-licenses, or collaborations, executing our plan to open and operate a leased cGMP manufacturing and quality control facility, and costs associated with operating a public company. To raise capital, we may sell common stock (including pursuant to the Sales Agreement with Cantor Fitzgerald & Co.), convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our common stock, including shares of our common stock offered hereby.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We expect to use the net proceeds from this offering as set forth under “Use of Proceeds.” Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.

A significant portion of our total outstanding shares are eligible to be sold into the market, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of our common stock intend to sell shares, could cause the market price of our common stock to decline significantly.

Upon completion of this offering, based on our shares outstanding as of December 31, 2021, we will have                  shares of common stock outstanding based on the issuance and sale of                  shares of our common stock in this offering. Of these shares, only 132,456 held by our directors and executive officers are subject to contractual lock-up agreements with the underwriter for this offering for a period of 60 days following this offering. Cantor Fitzgerald & Co. may release these stockholders from their lock-up agreements at any time, which would allow for earlier sales of shares in the public market. The balance of our outstanding shares of common stock, including any shares offered hereby, may be resold into the public market immediately without restriction, unless owned or purchased by our affiliates.

In addition, as of December 31, 2021, we had outstanding under our equity incentive plans stock options to purchase an aggregate of 5,852,950 shares of our common stock, and 468,500 outstanding restricted stock units (each restricted stock unit represents the right to receive one share of common stock upon vesting), and the issuance of all of these shares is registered under the Securities Act on a registration statement on Form S-8. These options, once vested and issued, and restricted stock units, upon vesting, will be able to be freely sold in the public market, subject to the volume limits of Rule 144 under the Securities Act in the case of our affiliates and the lock-up agreements described above, to the extent applicable. We also have outstanding warrants to purchase 8,370,786 shares of our common stock; the issuance of the shares underlying the warrants is registered under the Securities Act on a registration statement on Form S-3 and, upon issuance, will be able to be freely sold in the public market.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $         million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises its option to purchase additional shares in full, we estimate that our net proceeds will be approximately $         million after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering, together with other available funds, to fund our ongoing Skyline and Vista clinical trials in our XLRP program, our ongoing Phase 1/2 clinical trials for our ACHM program, our preclinical development programs, and for working capital and other general corporate purposes.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amount and timing of our actual expenditures depend on numerous factors. As a result, our management will have broad discretion in applying the net proceeds from this offering. Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in cash items, certificates of deposit or direct or guaranteed obligations of the United States.

DILUTION

If you invest in our securities in this offering, your equity interest in our company will be diluted immediately to the extent of the difference between the amount per share paid by purchasers of securities in this offering and the as adjusted net tangible book value (deficit) per share of our common stock after this offering.

Our net tangible book value (deficit) as of December 31, 2021 was $50.1 million, or $1.17 per share. Net tangible book value (deficit) per share is determined by dividing our total assets, excluding intangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2021. Dilution per share represents the difference between the amount per share paid by purchasers of securities in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of                  shares of our common stock and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2021 would have been $         million, or $         per share. This represents an immediate increase in net tangible book value of $         per share to existing stockholders and immediate dilution of $         per share to investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Indicative public offering price per share of common stock			$
Net tangible book value per share as of December 31, 2021		$1.17
Increase in net tangible book value per share attributable to investors in this offering	$
As adjusted net tangible book value per share as of December 31, 2021, after giving effect to this offering			$
Dilution per share to investors purchasing our securities in this offering			$

The above discussion and table are based on 42,921,319 shares of our common stock outstanding as of December 31, 2021, and excludes:

•	8,370,786 shares of our common stock issuable upon the exercise of outstanding warrants as of December 31, 2021, at an exercise price of $6.00 per share;

•

5,852,950 shares of our common stock issuable upon the exercise of stock options outstanding under our equity incentive plans as of December 31, 2021, at a weighted average exercise price of $5.63 per share;

•	468,500 shares issuable upon vesting and settlement of restricted stock units outstanding under one of our equity incentive plans as of December 31, 2021; and

•	1,543,576 shares of our common stock reserved for future issuance under our equity incentive plans as of December 31, 2021.

In addition, the number of shares outstanding immediately after this offering excludes additional shares of common stock that we may sell pursuant to our Sales Agreement with Cantor Fitzgerald & Co. Under the Sales Agreement, we may issue and sell shares of our common stock having an aggregate offering price of up to $50 million from time to time after the expiration of the 45-day lock-up period applicable to us and described in “Underwriting” in such amounts as we may determine, subject to certain limitations contained therein and under applicable securities laws. As of the date of this prospectus supplement, we had issued and sold an aggregate of 230,478 shares of common stock pursuant to the Sales Agreement, for which we had received gross proceeds of approximately $0.5 million, before deducting commissions, fees and expenses.

If the underwriter exercises in full its option to purchase                      additional shares of common stock at the price set forth on this cover page, the as adjusted net tangible book value after this offering would be $         per share, representing an increase in net tangible book value of $         per share to existing stockholders and immediate dilution of $         per share to new investors purchasing our common stock in this offering at the assumed public offering price.

To the extent that stock options and/or warrants outstanding as of December 31, 2021 have been or may be exercised or other shares of common stock are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise capital in addition to the amounts remaining available to be sold under our Sales Agreement with Cantor due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity securities, the issuance of those securities could result in further dilution to our stockholders.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, between us and Cantor Fitzgerald & Co., as the sole book-running manager of this offering, we have agreed to sell to Cantor Fitzgerald & Co., and Cantor Fitzgerald & Co. has agreed to purchase from us,                  shares of common stock.

The underwriting agreement provides that the obligations of Cantor Fitzgerald & Co. are subject to certain conditions precedent such as the receipt by Cantor Fitzgerald & Co. of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that Cantor Fitzgerald & Co. will purchase all of the shares of common stock if any of them are purchased. We have agreed to indemnify Cantor Fitzgerald & Co. and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that Cantor Fitzgerald & Co. may be required to make in respect of those liabilities.

Cantor Fitzgerald & Co. is offering the shares of common stock subject to its acceptance of the shares of common stock from us and subject to prior sale. Cantor Fitzgerald & Co. reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, Cantor Fitzgerald & Co. has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

Option to Purchase Additional Shares

We have granted to Cantor Fitzgerald & Co. an option, exercisable 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of shares from us at the price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.

Commission and Expenses

Cantor Fitzgerald & Co. is purchasing the shares from us at $         per share (representing approximately $         of proceeds to us, before offering expenses). Cantor Fitzgerald & Co. may offer the shares from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the Nasdaq, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The difference between the price at which Cantor Fitzgerald & Co. purchases shares from us and the price at which Cantor Fitzgerald & Co. resells such shares may be deemed underwriting compensation. If Cantor Fitzgerald & Co. effects such transactions by selling shares to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from Cantor Fitzgerald & Co. and/or purchasers of shares for whom they may act as agents or to whom they may sell as principal.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $        . We have also agreed to reimburse the underwriter for up to $40,000 of certain of its counsel’s fees and expenses, plus an additional $100,000 for the underwriter’s fees and expenses in connection with this offering, which reimbursed fees are deemed underwriting compensation for this offering by FINRA.

Listing

Our common stock is listed on Nasdaq under the trading symbol “AGTC.”

Lock-Up Agreements

We and our directors and officers have agreed, subject to specified exceptions, that, without the prior written consent of Cantor Fitzgerald & Co., we and they will not, through and including the date that is the 45th day, in our case, and 60th day, in the case of our officers and directors, after the date of this prospectus supplement (the “restricted period”), directly or indirectly:

•

issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, including units,

•

in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, or

•

enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock, units or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Subject to certain conditions, the restrictions in the immediately preceding paragraph will not apply to us with respect to (1) the issuance of common stock to the underwriter pursuant to this offering, (2) the issuance of shares and options to purchase shares of our common stock pursuant to certain equity incentive plans and (3) the issuance of common stock upon exercise of stock options issued under certain equity incentive plans or upon the vesting, exercise or conversion of warrants or convertible securities. Subject to certain conditions, the restrictions in the immediately preceding paragraph will not apply to our directors and officers with respect to (1) certain transfers as bona fide gifts, by will or by intestate succession, (2) certain transfers to partners or members of a partnership or limited liability company, (3) transfers by operation of law, (4) a third-party tender offer or a merger involving a change of control of us occurring after this offering that has been approved by our board of directors, (5) the exercise of options to purchase common stock under stock option or incentive plans disclosed in this prospectus, (6) transfers to us pursuant to the “cashless” exercise of options or for satisfying any withholding taxes, (7) transfers to us in connection with the termination of service of an employee, (8) transfers of shares acquired in this offering, and (9) the establishment of a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act.

Cantor Fitzgerald & Co. may, in its sole discretion and at any time or from time to time, without notice, release all or any portion of the shares or other securities subject to the lock-up agreements. Any determination to release any shares or other securities subject to the lock-up agreements would be based on a number of factors at the time of determination, which may include the market price of the common stock, the liquidity of the trading market for the common stock, general market conditions, the number of shares or other securities proposed to be sold or otherwise transferred and the timing, purpose and terms of the proposed sale or other transfer.

Market Making, Stabilization and Other Transactions

Cantor Fitzgerald & Co. may make a market in the common stock as permitted by applicable laws and regulations. However, Cantor Fitzgerald & Co. is not obligated to do so, and Cantor Fitzgerald & Co. may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

Cantor Fitzgerald & Co. has advised us that it, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of our common stock in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price set forth on the cover page at which it may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, may end any of these activities at any time.

Passive Market Making

The underwriter may also engage in passive market making transactions in our common stock on the Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and, if commenced, may end passive market making activities at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter, selling group members (if any) or their affiliates. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s web site and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

Cantor Fitzgerald & Co. and certain of its respective affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. Cantor Fitzgerald & Co. and certain of its affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which it received or will receive customary fees and expenses. For example, we are currently a party to our Sales Agreement with Cantor Fitzgerald & Co., under which we may issue and sell shares of our common stock having an aggregate offering price of up to $50 million from time to time after the expiration of the 45-day lock-up period applicable to us and described above in such amounts as we may determine, subject to certain limitations contained therein and under applicable securities laws.

In addition, in the ordinary course of its business, Cantor Fitzgerald & Co. and its affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. Cantor Fitzgerald & Co. and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

NOTICE TO INVESTORS

Canada

This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the securities and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that the issuer and the underwriter provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the issuer and the underwriter as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of the securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the securities will be deemed to have represented to the issuer and the underwriter that the investor (i) is purchasing the securities as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Australia

This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Australia’s Corporations Act 2001 (Cth) (the “Corporations Act”) of Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this document for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Member State at any time:

(i) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(iii) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriter that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriter has authorised, nor does it authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriter which constitute the final placement of securities contemplated in this document.

The issuer and the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase, or subscribe for, any securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.

Hong Kong

No securities have been, may be or will be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding UP and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this document and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended) (the “FIEA”), and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This document has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person as defined under Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and where (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 , or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. In the event that you are not an investor falling within any of the categories set out above, please return this document immediately. You may not forward or circulate this document to any other person in Singapore.

No offer is made to you with a view to the securities being subsequently offered for sale to any other party. There are on-sale restrictions that may be applicable to investors who acquire securities. As such, investors are advised to acquaint themselves with the provisions of the SFA relating to resale restrictions and comply accordingly.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

•

to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the issuer or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the UK Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(i) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(iii) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”),

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the United Kingdom who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriter that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriter that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriter has authorised, nor does it authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriter which constitute the final placement of securities contemplated in this document.

The issuer and the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the

FSMA and the Order must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for us by Foley Hoag LLP of Boston, Massachusetts. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham  & Watkins LLP of San Diego, California.

EXPERTS

The financial statements of Applied Genetic Technologies Corporation appearing in Applied Genetic Technologies Corporation’s Annual Report (Form 10-K) for the year ended June 30, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement.

Statements contained in this prospectus supplement and the accompanying prospectus about the contents of any contract or any other document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the contract or other documents filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

The SEC also maintains an Internet website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus supplement is a part at the SEC’s website.

We are subject to the informational and periodic reporting requirements of the Exchange Act. We file periodic reports and other information with the SEC. We intend to furnish our stockholders with annual reports containing financial statements certified by an independent registered public accounting firm. We also maintain a website at www.agtc.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by information that is included directly in this prospectus supplement or incorporated by reference subsequent to the date of this prospectus. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our annual report on Form 10-K for the year ended June 30, 2021, filed with the SEC on September 23, 2021;

•

our quarterly report on Form 10-Q for the quarter ended September  30, 2021, filed with the SEC on November  9, 2021, and our quarterly report on Form 10-Q for the quarter ended December 31, 2021, filed with the SEC on February 14, 2022;

•

our current reports on Form  8-K filed with the SEC on July  30, 2021, August 18, 2021, September  8, 2021 (as amended by a Form 8-K/A filed on November 12, 2021), October  14, 2021, December  6, 2021, January  11, 2022 and March 2, 2022 (but not the information furnished pursuant to Items 7.01 or 9.01 thereof); and

•

the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on March  24, 2014, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021.

In addition, we incorporate by reference all documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of effectiveness of the registration statement until all securities offered hereby have been sold or the offering is otherwise terminated. These documents will become a part of this prospectus supplement from the date that the documents are filed with the SEC. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, excluding any information filed or furnished pursuant to Item 2.02 or Item 7.01, unless such Form 8-K expressly provides to the contrary.

Upon oral or written request and at no cost to the requester, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may obtain copies of these documents, at no cost to you, from our website (www.agtc.com), or by writing or telephoning us at the following address: Applied Genetic Technologies Corporation, 14193 NW 119th Terrace, Suite 10, Alachua, Florida 32615. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Prospectus

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell securities from time to time in one or more offerings of up to $250,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that sale and that may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold by us without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Global Market under the symbol “AGTC.” On March 31, 2021, the last reported sale price of our common stock on the Nasdaq Global Market was $5.07 per share. There is currently no market for the other securities we may offer.

Investing in these securities involves significant risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $250,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website, which is provided under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus and related prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of the relevant document.

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “our company” or “the Company” in this prospectus refer collectively to Applied Genetic Technologies Corporation, a Delaware corporation.

Trademarks

We use “AGTC” and the double helix logo as trademarks in the United States and other countries. As of the date hereof, these trademarks have been registered in the United States, the European Union and Japan.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any such companies.

Market and Industry Data

This prospectus and the documents incorporated by reference herein contain industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus, including statements regarding expectations about our future results of operations, business strategies and operations, financing plans, potential growth opportunities, potential market opportunities, clinical trial results and the effects of competition, as well as assumptions relating to the foregoing, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. In addition, any statements that refer to our plans to develop and commercialize our clinical stage product candidates; our ongoing and planned preclinical studies and clinical trials; our ability to enroll patients in our clinical trials; the timing of the completion of our clinical trials and the availability of results from such trials; our ability to establish and maintain collaborations for our product candidates; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; the rate and degree of market acceptance and clinical utility of our products; our intellectual property position; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; and the use of proceeds from this offering are forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date that such statements were made and are subject to risks and uncertainties. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.

See the “Risk Factors” section of this prospectus, any related prospectus supplement or any related free writing prospectus, our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q and any current reports on Form 8-K filed subsequent to the end of the year covered by such annual report. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this prospectus, the documents that we reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This section contains a general summary of the information contained in this prospectus. It may not include all of the information that is important to you. You should read the entire prospectus, any accompanying prospectus supplement and the documents incorporated by reference before making an investment decision.

The Company

We are a clinical-stage biotechnology company that uses a proprietary gene therapy platform to develop transformational genetic therapies for patients suffering from rare and debilitating diseases. Our initial focus is in the field of ophthalmology, where we have active clinical programs in X-linked retinitis pigmentosa, or XLRP, achromatopsia, or ACHM, and optogenetics as well as preclinical programs in Stargardt disease and age-related macular degeneration. In addition to ophthalmology, we have initiated one preclinical program in otology and two preclinical programs targeting central nervous system disorders, frontotemporal dementia and amyotrophic lateral sclerosis. Our optogenetics program is being developed in collaboration with Bionic Sight, LLC, and our otology program is being developed in collaboration with Otonomy, Inc. With a number of important potential clinical milestones on the horizon, we believe that we are well positioned to advance multiple programs toward pivotal studies. In addition to our product pipeline, we have also developed broad technological and manufacturing capabilities utilizing both our internal scientific resources and collaborations with others.

Recent Developments

XLRP

In July 2020, we announced our updated development plans for the XLRP clinical program, including the dosing of additional patients in our current Phase 1/2 trial to collect more functional data, which expansion trial we refer to as Skyline, and a Phase 2/3 trial, which we refer to as our XLRP Vista trial.

In November 2020, we announced a modification to the primary endpoint for our XLRP Phase 2/3 Vista trial based on comments received from the FDA. The design of our XLRP Vista trial is expected to include approximately 60 patients randomized across three arms: a low-dose group (the 1.2E+11 vg/mL Group 2 dose from the ongoing Phase 1/2 trial), a high-dose group (the 1.1E+12 vg/mL Group 5 dose from the ongoing Phase 1/2 trial), and an untreated control group. The primary endpoint will be visual sensitivity defined as having at least a 7 decibel improvement in visual sensitivity in at least 5 pre-specified loci at Month 12. Together with a third-party vendor, we have developed a machine learning algorithm that, on a patient-by-patient basis, predicts the loci most likely to improve through evaluation of baseline visual sensitivity. The algorithm was developed using the microperimetry data available to date from the Phase 1/2 dose escalation study. Secondary endpoints include mean change in visual sensitivity, improvements in visual acuity and improvements in performance on a visual navigation course. We also plan to include a masked interim analysis at Month 6, with that data expected to be released in the third quarter of calendar year 2022, which may provide us with the opportunity to adjust the trial, if necessary, to optimize outcomes.

In November 2020, we also provided additional data from our XLRP Phase 1/2 trial that indicated 2 of 8 evaluable centrally dosed patients in Groups 2 and 4 were responders at Month 12. A third patient, who was a responder at Month 6, fell just below the responder criterion. All eight evaluable patients also showed stable or improving visual acuity. In addition, we provided six-month data for the 11 centrally dosed patients in Groups 5 and 6 and reported that 5 of 11 patients were responders at Month 6. Nine of these patients also had stable or improving visual acuity. If we apply the planned XLRP Vista trial inclusion criteria, 3 of the 11 patients in Groups 5 and 6 would be removed from the analysis and 5 of 8 patients, or 62%, would be considered responders. We do not currently have a complete set of Month 12 data available nor do we have a control arm in the Phase 1/2 trial, both of which will be part of our planned XLRP Vista trial and necessary to evaluate efficacy. We expect to report 12-month data for Groups 5 and 6 in the second quarter of calendar year 2021.

As part of the Skyline trial, we intend to dose a total of 12 additional patients across two dose groups. The Skyline trial is intended to evaluate the correlation of a new mobility navigation course developed for use with Retinitis Pigmentosa patients with the primary endpoint of visual sensitivity at pre-specified loci, providing such data within the earliest timeframe. This trial will have the same overall design as the Vista trial and we expect to review 3-month data from the Skyline trial in the fourth quarter of calendar year 2021, subject to delays related to the COVID-19 pandemic. We anticipate reporting our formal Month 12 analysis of these data in the third quarter of calendar year 2022.

ACHM

In January 2020, we provided 3-month ACHM data indicating evidence of biologic activity in the dose escalation portions in both our ACHMB3 and ACHMA3 trials, based on improvements in light discomfort. In November 2020, we provided 12-month data for the original three dose groups (low, medium and high), as well as 6- to 9-month data at two higher dose groups (higher and highest dose groups). The ACHMB3 trial included an additional group of four patients at an intermediate dose with 12-month data. In addition, we provided data for six pediatric subjects (three in each study; 11-17 years old) at the first of three planned dose levels. Across all patients evaluated, the safety profile remained favorable. While some patients showed improvements in at least one measure of visual function, no consistent sustained improvements were observed based on current assessments within the dose groups tested on a groupwise basis. Anecdotal statements, however, and assessments from patient-reported outcome surveys continued to provide us with confidence that patients were subjectively experiencing improved vision.

In January 2021, we reported results based on a patient-by-patient analysis of data from both ACHMB3 and ACHMA3 trials. For ACHMB3, this consisted of 12-month data from 15 patients, 9-month data from five patients, 6-month data from three patients and 3-month data from three patients for a total of 26 patients across all dose groups. These results reflect a further analysis of certain data discussed in November 2020 together with new data that became available in January 2021. Seven of the 16 patients in the three highest dose groups in the ACHMB3 trial showed improvements in visual sensitivity, in the treated area, as measured by static perimetry. No consistent results were seen in the other dose groups. In a subset of these patients with evaluable multi-focal electroretinograms (ERG), improvements in electrical signaling were measurable in the same treated area.

For ACHMA3, the new data analysis consisted of 12-month data from 10 patients, 9-month data from four patients, 6-month data from one patient and 2 or 3-month data from three patients for a total of 18 patients across five dose groups. One additional patient did not have evaluable data. In the 16 patients in the four highest dose groups, three patients showed improvements in visual sensitivity in the treated area, as measured by static perimetry. No consistent results were seen in other dose groups. None of these three patients with improvements in visual sensitivity had evaluable ERGs.

We currently plan to focus on completion of enrollment of pediatric patients in the two highest dose groups in our ACHMB3 and ACHMA3 trials. Our progress was previously hampered by the COVID-19 pandemic, but patients are now being identified and scheduled for screening at multiple sites. In addition, we have amended the study protocol for these trials to allow enrollment of patients as young as 4 years of age and to include both functional magnetic resonance imaging, and improved color brightness tests. We are hopeful that these changes, combined with longer follow-up times, will add to the developing body of evidence and support the anecdotal patient-reported outcomes. We expect to report 12-month data from the adult patients in both trials in second quarter of calendar year 2021, and preliminary 3-month data from the pediatric patients in both trials is anticipated in the fourth quarter of calendar year 2021.

Underwritten Public Offering

On February 1, 2021, we closed an underwritten public offering of 16,741,573 shares of our common stock, together with accompanying warrants to purchase 8,370,786 shares of our common stock. The combined offering price of each share of common stock and accompanying warrant was $4.45, generating gross proceeds of $74.5 million, before deducting underwriting discounts, commissions and other offering expenses payable by us, which total $5.2 million. The warrants may only be exercised in integral multiples of two, have an exercise price of $6.00 per share (subject to certain adjustments), are immediately exercisable and expire on February 1, 2026.

We intend to use the net proceeds from such offering, together with other available funds, to fund our ongoing Skyline trial and XLRP Vista trial and our ongoing Phase 1/2 clinical trials in our ACHMB3 and ACHMA3 programs, and for working capital and other general corporate purposes.

The Securities That May Be Offered

With this prospectus, we may offer securities with an aggregate offering price of up to $250,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the offering.

Risks Affecting Us

Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the risk factors in our most recent Annual Report on Form 10-K, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

Corporate Information

We were incorporated in Florida in January 1999 and reincorporated in Delaware in October 2003. On April 1, 2014, we completed our initial public offering of our common stock, which is traded on the Nasdaq Global Market under the symbol “AGTC.” Our principal executive offices are located at 14193 NW 119th Terrace, Suite 10, Alachua, Florida 32615, and our telephone number is (386) 462-2204. Our corporate website address is www.agtc.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus, any related prospectus supplement or any related free writing prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q and any current reports on Form 8-K filed subsequent to the end of the year covered by such annual report, together with any amendments or supplements thereto, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors (if any) and other information contained in any applicable prospectus supplement or free writing prospectus, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled “Cautionary Note Regarding Forward-Looking Statements.” Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a loss of all or part of your investment in the offered securities.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, commercialization and distribution expenditures, manufacturing expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of March 1, 2021, we had 42,752,371 shares of common stock issued and outstanding, no shares of preferred stock issued and outstanding, 4,491,509 shares of common stock potentially issuable pursuant to outstanding stock options and 8,370,786 shares of common stock potentially issuable upon the exercise of warrants. As of March 1, 2021, there were 29 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

The following summary of certain provisions of our common and preferred stock does not purport to be complete. You should refer to our certificate of incorporation, as amended and supplemented to date, and our by-laws, included as exhibits to our most recent Annual Report on Form 10-K or incorporated by reference into this prospectus. The summary below is also qualified by provisions of applicable law. We encourage you to read our certificate of incorporation, by-laws and the applicable provisions of the Delaware General Corporation Law for additional information.

Common Stock

Voting rights. Holders of our common stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. The election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Other matters subject to a vote by our stockholders are decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our common stock does not have cumulative voting rights.

Dividends. Subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors.

Liquidation and dissolution. In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our preferred stock, the holders of shares of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders.

Other rights and restrictions. Our certificate of incorporation does not permit us to redeem shares of our common stock at our election, provide for a sinking fund with respect to our common stock or provide for the granting of preemptive rights to any stockholder. All outstanding shares are fully paid and nonassessable.

Preferred Stock

Our board of directors is authorized, without stockholder approval, from time to time to issue up to 5,000,000 shares of preferred stock in one or more series, each of the series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as the board of directors may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for others to acquire, or of discouraging others from attempting to acquire, a majority of our outstanding voting stock. Currently, we have no shares of preferred stock outstanding.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the specific terms of the preferred stock, including, if applicable, the following:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price at which the preferred stock will be issued;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative and, if cumulative, the date from which dividends will accumulate;

•	the relative ranking and preference of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund;

•	the provisions for redemption or repurchase and any restrictions on our ability to exercise those redemption and repurchase rights;

•	the listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock and, if convertible, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities and, if exchangeable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The preferred stock could have other rights, including economic rights that are senior to our common stock that could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the shareholders.

Options, Restricted Stock Units and Warrants

As of March 1, 2021, options to purchase 4,491,509 shares of our common stock were outstanding under our equity compensation plans, at a weighted average exercise price of $7.49 per share. In addition, we have issued 74,000 restricted stock units under our equity compensation plan as of March 1, 2021 that remain unvested as of the date hereof.

On February 1, 2021, we issued 16,741,573 purchase warrants to purchase up to 8,370,786 shares of our common stock. The purchase warrants are exercisable immediately and will expire on February 1, 2026. Each purchase warrant is initially exercisable for 0.5 of a share of our common stock at an exercise price of $6.00 per share. No fractional shares of our common stock will be issued upon exercise of the purchase warrants. As of March 1, 2021, all such purchase warrants remained outstanding.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter and By-laws

Provisions of Delaware law and our certificate of incorporation and by-laws could make it more difficult to acquire us by means of a tender offer, a proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years before the determination of interested stockholder status, 15% or more of the corporation’s voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Our certificate of incorporation and by-laws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors and some of our officers. Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Our certificate of incorporation and by-laws also provide for our board of directors to be divided into three classes, with each class serving staggered three-year terms. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management.

Listing on the Nasdaq Global Market

Our common stock is listed on the Nasdaq Global Market under the symbol “AGTC.”

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Listing Rules. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, information incorporated by reference or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer any particular series of debt securities, a prospectus supplement, information incorporated by reference or any free writing prospectus, as applicable, will explain the terms of those debt securities, which may differ from and will modify or replace the terms described below. We urge you to read the applicable prospectus supplement, information incorporated by reference and any related free writing prospectus, as they will indicate the general terms and provisions that apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a prospectus supplement, information incorporated or free writing prospectus by reference, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement, information incorporated or free writing prospectus by reference relating to such series.

We can issue an unlimited amount of debt securities under the indenture, and those securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. With respect to any series of debt securities we offer, we will set forth in a prospectus supplement, information incorporated by reference or free writing prospectus the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder or holders of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•

whether the debt securities will be issued in the form of certificates issued in definitive form or as one or more global securities representing the entire issuance, as described under “Forms of Securities,” below;

•	the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium (if any) and interest on the debt securities will be made;

•

if payments of principal of, premium (if any) or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium (if any) or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default (as defined below) described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	United States federal income tax consequences related to the debt securities;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information regarding any special considerations applicable to any of these debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium (if any) and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Transfer and Exchange; Global Securities

Each debt security may be represented by either a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of debt securities, as described below under “Forms of Securities” and in Section 2.14 of the form of indenture.

If we issue certificated debt securities, you may transfer or exchange such certificates at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium (if any) and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either the reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, information incorporated by reference or free writing prospectus, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the record date for the applicable payment. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also add, replace or terminate paying agents from time to time, or change the office of any paying agent, as set forth in a prospectus supplement, information incorporated by reference or free writing prospectus. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Covenants

We will set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on any debt securities and under the related indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.

Events of Default

“Event of Default” means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company; or

•

any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement, information incorporated by reference or free writing prospectus relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture as described above under “Description of the Debt Securities—Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Satisfaction and Discharge of Indenture; Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Satisfaction and Discharge. The indenture provides that we may be discharged from our obligations under the indenture with respect to a series of debt securities (subject to certain exceptions) when, among other things, all of the debt securities of that series have been delivered to the trustee for cancellation and we have paid or caused to be paid all other sums payable under the indenture with respect to such debt securities, or, alternatively, when the following conditions (among others) are met:

•

all of the debt securities of that series that have not been delivered for cancellation have become due and payable, or will become due and payable within one year, or have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee;

•

we have deposited with the trustee, in trust, funds in an amount sufficient to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest on all the securities of such series on the dates such installments of principal or interest are due; and

•	we have paid or caused to be paid all other sums payable under the indenture with respect to such debt securities.

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described above under “Description of the Debt Securities—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or a covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal (including any mandatory sinking fund or analogous payments) of and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock, debt securities or any combination of the foregoing, either individually or as units comprised of two or more other securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Any warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. We may also add, replace, or terminate warrant agents from time to time.

The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. When warrants are offered, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the terms of any warrants offered, which may differ from and will modify or replace the terms described below. We urge you to read the applicable prospectus supplement, information incorporated by reference and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to the issue. Those terms may include:

•	the title and number of warrants;

•	the price or prices at which the warrants will be issued and may be exercised, including provisions for the exercise of the warrants without payment of cash, if any;

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value, number and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants;

•	the number of units purchasable upon exercise of warrants to purchase units, the securities comprising such units and their terms, and the exercise price for the warrants;

•	any provisions for adjustment in the number, type or amount of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered or bearer form;

•

whether registered warrants will be issued in the form of a certificate issued in definitive form or as one or more global securities representing the entire issuance of warrants, as described under “Forms of Securities,” below;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	United States federal income tax consequences applicable to the warrants;

•	the identity of the warrant agent, if any; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of common stock or preferred stock warrants will not be entitled to:

•	vote, consent or receive dividends or other distributions (including upon any liquidation, dissolution or winding up of the company);

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will therefore not be entitled to payments of principal (or premium, if any) or interest, if any, and may not enforce covenants in any applicable indenture.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock or units at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Unless we otherwise specify in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. After such specified time on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise.

DESCRIPTION OF UNITS

We may issue units consisting of our common stock, preferred stock, debt securities, and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units, information incorporated by reference or a related free writing prospectus. Each unit agent will act solely as our agent in connection with the certificates relating to the units and will not assume any obligation or relationship of agency or trust with any holders of unit certificates or beneficial owners of units. We may also add, replace, or terminate unit agents from time to time.

The following description, together with the additional information included in any applicable prospectus supplement, information incorporated by reference or free writing prospectus, summarizes the general features of the units that we may offer under this prospectus. When units are offered, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the terms of any units offered, which may differ from and will modify or replace the terms described below. We urge you to read the applicable prospectus supplement, information incorporated by reference and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

The particular terms of any issue of units will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to the issue. Those terms may include:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities composing the units;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•

whether the units will be issued in the form of a certificate issued in definitive form or as one or more global securities representing the entire issuance of units, as described under “Forms of Securities,” below;

•	United States federal income tax consequences applicable to the units; and

•	any other terms of the units and their constituent securities.

FORMS OF SECURITIES

General

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement, information incorporated by reference or free writing prospectus provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants or units in the form of one or more fully registered global securities, bearing all applicable legends, to be deposited with and registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for certificated securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ global accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ global abilities to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. These procedures may change from time to time. We understand that, under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or the unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be qualified to serve as a depositary, and a qualified successor depositary is not appointed by us within 90 days, we will issue certificated securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus to or through underwriters or dealers, directly to purchasers, through agents or through a combination of any these methods. We may distribute the securities in one or more transactions, include block transactions, at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, negotiated prices or prices determined by competitive bids. The prospectus supplement, information incorporated by reference or a related free writing prospectus will include the following information, to the extent applicable:

•	the terms of the offering, including any option to purchase additional securities;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any exchange on which the securities will be listed.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us. We may engage in block transactions on any stock exchange or other market where the securities may be traded.

We may issue to our shareholders, on a pro rata basis for no consideration, subscription rights to purchase our securities. These subscription rights may or may not be transferable by shareholders. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will describe the specific terms of any offering of our securities through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of securities through the issuance of subscription rights.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than securities that they may have the option to purchase). The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers for whom they may act as agent.

Underwriters may sell our securities to or through dealers. These dealers may receive compensation in the form of discounts, commissions or concessions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale of securities offered through this prospectus, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will include the names of the dealers and the terms of the transaction.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us, as well as any profit on their resale of our securities, may be treated as underwriting compensation under the Securities Act.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement, information incorporated by reference or free writing prospectus.

Delayed Delivery Contracts

If the prospectus supplement, information incorporated by reference or free writing prospectus indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement, information incorporated by reference or free writing prospectus. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement, information incorporated by reference or free writing prospectus states otherwise, each series of offered securities, other than common stock, will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their option to purchase additional securities or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the option to purchase additional securities. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an option to purchase additional securities. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Passive Market Making

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market-making transactions in our securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement, information incorporated by reference or free writing prospectus.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

We may agree to indemnify underwriters, dealers and agents against civil liabilities arising out of this prospectus and any applicable prospectus supplement, information incorporated by reference or free writing prospectus, including liabilities under the Securities Act, and to contribute to payments which the underwriters, dealers and agents may be required to make relating to those liabilities.

Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for us by Foley Hoag LLP of Boston, Massachusetts.

EXPERTS

The financial statements of Applied Genetic Technologies Corporation appearing in Applied Genetic Technologies Corporation’s Annual Report (Form 10-K) for the year ended June 30, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and we are required to file reports and proxy statements and other information with the SEC. The SEC also maintains an Internet website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s website.

We are subject to the informational and periodic reporting requirements of the Exchange Act. We file periodic reports and other information with the SEC. We intend to furnish our stockholders with annual reports containing financial statements certified by an independent registered public accounting firm. We also maintain a website at www.agtc.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. The following documents are incorporated by reference into this prospectus:

•	our annual report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on September 18, 2020;

•	our quarterly report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 16, 2020;

•	our quarterly report on Form 10-Q for the quarter ended December 31, 2020, filed with the SEC on February 11, 2021;

•	our current reports on Form 8-K filed with the SEC on July 2, 2020, August 7, 2020, September 17, 2020, December 18, 2020, January 27, 2021 and January 29, 2021; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 24, 2014, including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference all documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after (1) the date of the initial registration statement and prior to the effectiveness of the registration statement and (2) the date of effectiveness of the registration statement until the date on which this registration statement has been withdrawn. These documents will become a part of this prospectus from the date that the documents are filed with the SEC. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, excluding any information filed or furnished pursuant to Item 2.02 or Item 7.01, unless such Form 8-K expressly provides to the contrary.

Upon oral or written request and at no cost to the requester, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these documents, at no cost to you, from our website (www.agtc.com), or by writing or telephoning us at the following address: Applied Genetic Technologies Corporation, 14193 NW 119th Terrace, Suite 10, Alachua, Florida 32615, (386) 462-2204. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. For further information about us and our securities, you should read the prospectus and the exhibits filed with the registration statement, as well as all prospectus supplements.

Shares of Common Stock

Applied Genetic Technologies Corporation

PROSPECTUS SUPPLEMENT

Cantor

            , 2022